RECKSON OPERATING PARTNERSHIP, L.P.,

Issuer

and

SL GREEN REALTY CORP.
and SL GREEN OPERATING PARTNERSHIP, L.P.,

Co-Obligors

THE BANK OF NEW YORK MELLON,

Trustee

INDENTURE

Dated as of March 16, 2010

7.75% Senior Notes due 2020

Reconciliation and tie between Trust Indenture Act of 1939 (the “Trust Indenture Act”) and Indenture

Trust Indenture Act Section	Indenture Section
Section 310(a)(1)	607
(a)(2)	607
(b)	608
Section 312(a)	701
(b)	702
(c)	702
Section 313(a)	703
(b)(2)	703
(c)	703
(d)	703
Section 314(a)	704
(c)(1)	102
(c)(2)	102
(e)	102
(f)	102
Section 316(a) (last sentence)	101
(a)(1)(A)	502, 512
(a)(1)(B)	513
(b)	508
Section 317(a)(1)	503
(a)(2)	504
(b)	1003
Section 318(a)	108

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

Attention should also be directed to Section 318(c) of the Trust Indenture Act, which provides that the provisions of Sections 310 to and including 317 are a part of and govern every qualified indenture, whether or not physically contained herein.

i

Section 606.	Compensation and Reimbursement	46
Section 607.	Corporate Trustee Required; Eligibility	47
Section 608.	Resignation and Removal; Appointment of Successor	47
Section 609.	Acceptance of Appointment by Successor	49
Section 610.	Merger, Conversion, Consolidation or Succession to Business	49
Section 611.	Appointment of Authenticating Agent	49

Article Seven

Holders Lists and Reports by Trustee, Co-Obligors and Operating Partnership

Section 701.	Operating Partnership and the Co-Obligors to Furnish Trustee Names and Addresses of Holders	51
Section 702.	Preservation of Information; Communications to Holders	52
Section 703.	Reports by Trustee	52
Section 704.	Reports by Operating Partnership and Co-Obligors	52

Article Eight

Consolidation, Merger And Sales

Section 801.	Operating Partnership and Co-Obligors May Consolidate, Etc., Only on Certain Terms	53
Section 802.	Successor Person Substituted for Operating Partnership or Co-Obligor	54
Section 803.	Assumption by a Co-Obligor or Subsidiary	55

Article Nine

Supplemental Indentures

Section 901.	Supplemental Indentures without Consent of Holders	55
Section 902.	Supplemental Indentures with Consent of Holders	56
Section 903.	Execution of Supplemental Indentures	57
Section 904.	Effect of Supplemental Indentures	58
Section 905.	Reference in Notes to Supplemental Indentures	58
Section 906.	Conformity with Trust Indenture Act	58

Article Ten

Covenants

Section 1001.	Payment of Principal, any Premium, Interest and Additional Amounts	58
Section 1002.	Maintenance of Office or Agency	58
Section 1003.	Money for Notes Payments to Be Held in Trust.	59
Section 1004.	Additional Amounts	60
Section 1005.	Limitations on Incurrence of Debt	61
Section 1006.	Maintenance of Total Unencumbered Assets	62
Section 1007.	Maintenance of Properties	62

Section 1008.	Insurance	63
Section 1009.	Existence	63
Section 1010.	Payment of Taxes and Other Claims	63
Section 1011.	Provision of Financial Information	63
Section 1012.	Waiver of Certain Covenants	64
Section 1013.	Statement as to Compliance; Notice of Certain Defaults	64

Article Eleven

Redemption of Notes

Section 1101.	Applicability of Article	65
Section 1102.	Election to Redeem; Notice to Trustee	65
Section 1103.	Selection by Trustee of Notes to be Redeemed	65
Section 1104.	Notice of Redemption	66
Section 1105.	Deposit of Redemption Price	67
Section 1106.	Notes Payable on Redemption Date	67
Section 1107.	Notes Redeemed in Part	67

Article Twelve

[Reserved]

Article Thirteen

[Reserved]

Article Fourteen

[Reserved]

Article Fifteen

Meetings of Holders of Notes

Section 1501.	Purposes for Which Meetings May Be Called	68
Section 1502.	Call, Notice and Place of Meetings	68
Section 1503.	Persons Entitled to Vote at Meetings	69
Section 1504.	Quorum; Action	69
Section 1505.	Determination of Voting Rights; Conduct and Adjournment of Meetings	70
Section 1506.	Counting Votes and Recording Action of Meetings	71

v

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	Restricted Legend
EXHIBIT C	DTC Legend
EXHIBIT D	Regulation S Certificate
EXHIBIT E	Rule 144A Certificate
EXHIBIT F	Institutional Accredited Investor Certificate
EXHIBIT G	Certificate of Beneficial Ownership
EXHIBIT H	Temporary Offshore Global Note Legend

INDENTURE, dated as of March 16, 2010 (the “Indenture”), among RECKSON OPERATING PARTNERSHIP, L.P., a limited partnership duly organized and existing under the laws of the State of Delaware (hereinafter called the “Issuer” or the “Operating Partnership”), having its principal executive office located at 420 Lexington Avenue, New York, NY 10170, SL GREEN REALTY CORP., a corporation duly organized and existing under the laws of the State of Maryland (hereinafter called “SL Green”) having its principal executive office at 420 Lexington Avenue, New York, NY 10170, SL GREEN OPERATING PARTNERSHIP, L.P., a limited partnership duly organized and existing under the laws of the State of Delaware (hereinafter called “SL Green OP”, and together with SL Green, the “Co-Obligors”), having its principal executive office at 420 Lexington Avenue, New York, NY 10170, and The Bank of New York Mellon (hereinafter called the “Trustee”), having its Corporate Trust Office located at 101 Barclay Street, Floor 8 West, New York, New York 10286.

RECITALS

The Operating Partnership and the Co-Obligors have duly authorized the execution and delivery of the Indenture to provide for the issuance of up to $250,000,000 aggregate principal amount of 7.75% Senior Notes Due 2020, and, if and when issued, any Additional Notes, together with any Exchange Notes issued therefor as provided herein (the “Notes”).

All things necessary to make this Indenture a valid and legally binding agreement of the Operating Partnership and the Co-Obligors, in accordance with its terms, have been done.

The Notes shall be the joint and several obligation of the Operating Partnership and the Co-Obligors.

This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders (as herein defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes  as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.           Definitions.

Except as otherwise expressly provided in or pursuant to this Indenture or unless the context otherwise requires, for all purposes of this Indenture:

(1)           the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2)           all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the terms “generally accepted accounting principles” or “GAAP” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

(4)           the words “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(5)           the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”).

Certain terms used principally in certain Articles hereof are defined in those Articles.

“Act,” when used with respect to any Holders, has the meaning specified in Section 104.

“Additional Amounts” means any additional amounts which are required hereby or by the Notes, under circumstances specified herein or therein, to be paid by the Operating Partnership and the Co-Obligors in respect of certain taxes, assessments or other governmental charges imposed on Holders specified therein and which are owing to such Holders.

“Additional Interest” means such additional interest as shall be owed to the Holders of Notes as provided for in a Registration Rights Agreement, if any.

“Additional Notes” means any Notes issued under the Indenture in addition to the Original Notes, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes except that Interest will accrue on the Additional Notes from their date of issuance.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Annual Service Charge” as of any date means the amount which is expensed in any 12-month period for interest on Indebtedness.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 611 to act on behalf of the Trustee to authenticate the Notes.

“Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are Legal Holidays in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.

“Board of Directors” means the board of directors of the General Partner or the board of directors of SL Green, as the case may be, or any committee of such board duly authorized to act hereunder.

“Board Resolution” means a copy of one or more resolutions of the Board of Directors of the General Partner, certified by the President, the Secretary, the Treasurer or an Assistant Secretary or Assistant Treasurer of the General Partner, or of SL Green, certified by the Secretary or an Assistant Secretary of SL Green, as the case may be, in each case to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.

“Business Day”, with respect to any Place of Payment or in The City of New York, means any day other than a Saturday, Sunday or other day on which banking institutions in such Place of Payment or in The City of New York are authorized or obligated by law, regulation or executive order to close.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit G.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Code” means the Internal Revenue Code of 1986, as amended, together with its predecessor.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income of the Operating Partnership and its Subsidiaries (i) plus amounts which have been deducted for (a) interest on Indebtedness of the Operating Partnership and its Subsidiaries, (b) provision for taxes of the Operating Partnership and its Subsidiaries based on income, (c) amortization of debt discount, (d) depreciation and amortization, (e) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period, (f) amortization of deferred charges, and (g) provisions for or realized losses on properties and (ii) less amounts which have been included for gains on properties.

“Consolidated Net Income” for any period means the amount of consolidated net income (or loss) of the Operating Partnership and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Corporate Trust Office” means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of original execution of this Indenture is located at 101 Barclay Street, Floor 8 West, New York, New York 10286.

“Corporation” includes corporations and limited liability companies and, except for purposes of Article Eight, associations, companies and business trusts.

“CUSIP number” means the alphanumeric designation assigned to the Notes by Standard & Poor’s Corporation, CUSIP Service Bureau.

“Defaulted Interest” has the meaning specified in Section 301.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit C.

“Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

“Exchange Notes” means the Notes of the Operating Partnership and Co-Obligors issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Initial Additional Notes in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Interest will be eliminated).

“Exchange Offer” means an offer by the Operating Partnership and Co-Obligors to the Holders of the Initial Notes or any Initial Additional Notes to exchange outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means such accounting principles as are generally accepted in the United States of America as of the date or time of any computation required hereunder.

“General Partner” means Wyoming Acquisitions GP LLC, as the sole general partner of the Operating Partnership.

“Global Note” means a Note in registered global form without interest coupons.

“Government Obligations” means securities which are (i) direct obligations of the United States of America, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by the custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by such custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to Government Obligation evidenced by such depository receipt.

“Holder” means the Person in whose name the Notes are registered in the Register.

“IAI Global Note” means a Global Note representing Notes subsequently resold to Institutional Accredited Investors.

“Indebtedness” means any indebtedness, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property as lessee which would be reflected on a balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on a balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another Person.

“Indenture” means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and by the terms and provisions of the Notes (as such terms and provisions may be amended pursuant to the applicable provisions hereof).

“Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Operating Partnership and Co-Obligors relating to the sale of the Initial Notes or Initial Additional Notes by the Operating Partnership and Co-Obligors.

“Institutional Accredited Investor” shall have the meaning set forth in Rule 501(a)(1), (2), (3) or (7) of the Securities Act.

“Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit F hereto.

“Interest”, in respect of the Notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.

“Interest Payment Date” means each March 15 and September 15 of each year, commencing September 15, 2010.

“Issue Date” means the date on which the Original Notes are originally issued under the Indenture.

“Issuer” means the Person named as the “Issuer” or the “Operating Partnership” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Legal Holiday” means a day that is not a Business Day.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person. A “Capital Lease” is a lease to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Maturity” means the date on which the principal of the Notes becomes due and payable as provided in or pursuant to this Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or repurchase, or otherwise, and includes the Redemption Date.

“Notes” means the 7.75% Senior Notes due 2020 of the Operating Partnership and the Co-Obligors.

“Office” or “Agency”, with respect to the Notes, means an office or agency of the Operating Partnership or any Co-Obligor maintained or designated in a Place of Payment for such Notes pursuant to Section 1002 or any other office or agency of the Operating Partnership or any Co-Obligor maintained or designated for such Notes pursuant to Section 1002 or, to the extent designated or required by Section 1002 in lieu of such office or agency, the Corporate Trust Office of the Trustee.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, a Vice Chairman, the President or Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary (i) of the General Partner, in its capacity as the sole general partner of the Operating Partnership and/or (ii) of SL Green, for itself and in its capacity as the sole general partner of SL Green OP, as applicable, that complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Operating Partnership” means the Person named as the “Issuer” or the “Operating Partnership” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Operating Partnership” shall mean such successor Person.

“Opinion of Counsel” means a written opinion reasonably acceptable to Trustee of counsel, who may be an employee of or counsel for the Operating Partnership and any Co-Obligor, or other counsel, that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act.

“Original Issue Discount Note” means a Note issued pursuant to this Indenture which provides for declaration of an amount less than the principal face amount thereof to be due and payable upon acceleration pursuant to Section 502.

“Original Notes” means the Initial Notes and any Exchange Notes issued in exchange therefor.

“Outstanding”, when used with respect to the Notes, means, as of the date of determination, all such Notes theretofore authenticated and delivered under this Indenture, except:

(a)           any such Note theretofore canceled by the Trustee or the Registrar or delivered to the Trustee or the Registrar for cancellation;

(b)           any such Note for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited pursuant hereto (other than pursuant to Section 402) with the Trustee or any Paying Agent (other than the Operating Partnership or a Co-Obligor) in trust or set aside and segregated in trust by the Operating Partnership or any Co-Obligor (if the Operating Partnership or a Co-Obligor shall act as Paying Agent) for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c)           any such Note with respect to which the Operating Partnership or a Co-Obligor has effected defeasance pursuant to the terms hereof, except to the extent provided in Section 402; and

(d)           any such Note which has been paid pursuant to Section 204 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Note is held by a bona fide purchaser in whose hands such Note is a valid obligation of the Operating Partnership and the Co-Obligors, provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Notes for quorum purposes, (i) the principal amount of an Original Issue Discount Note that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that pursuant to the terms of such Original Issue Discount Note would be declared (or shall have been declared to be) due and payable upon a declaration of acceleration thereof pursuant to Section 502 at the time of such determination, and (ii) Notes owned by the Operating Partnership, any Co-Obligor or any other obligor upon the Notes or any Affiliate of the Operating Partnership, the Co-Obligors or such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notes so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such Notes and (B) that the pledgee is not the Operating Partnership, a Co-Obligor or any other obligor upon the Notes or an Affiliate of the Operating Partnership, the Co-Obligors or such other obligor.

“Paying Agent” means any Person authorized by the Operating Partnership and Co-Obligors to pay the principal of, or any premium or Interest on, or any Additional Amounts with respect to, the Notes on behalf of the Operating Partnership and Co-Obligors.

“Permanent Offshore Global Note” means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.

“Permitted Debt” means Indebtedness of the Operating Partnership or any Subsidiary owing to any Subsidiary or the Operating Partnership; provided that any such Indebtedness is made pursuant to an intercompany note and is subordinated in right of payment to the Notes; provided further that any disposition, pledge or transfer of any such Indebtedness to a Person (other than the Operating Partnership or another Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Operating Partnership or a Subsidiary, as the case may be, and not Permitted Debt as defined herein.

“Person” means any individual, Corporation, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means the place or places where the principal of, or any premium or Interest on, or any Additional Amounts with respect to the Notes are payable as provided in or pursuant to this Indenture or the Notes.

“Redemption Date”, with respect to the Notes or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture or the Notes.

“Redemption Price”, with respect to the Notes or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or pursuant to this Indenture or the Notes.

“Register” has the meaning specified in Section 209.

“Registrar” means a Person engaged to maintain the Register.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated on or about the Issue Date between the Operating Partnership and the Co-Obligors, on the one hand, and the Initial Purchasers party thereto, on the other hand, with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreements between the Operating Partnership and Co-Obligors, on the one hand, and the Initial Purchasers party thereto, on the other hand, relating to rights given by the Operating Partnership and Co-Obligors to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.

“Regular Record Date” for the Interest payable on the Notes on any Interest Payment Date therefor means the March 1 or September 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit D hereto.

“Request” and “Order” mean, respectively, a written request or order, as the case may be, signed by the Chairman of the Board, a Vice Chairman, the President or Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary (i) of the General Partner, in its capacity as the sole general partner of the Operating Partnership and/or (ii) of SL Green, for itself and in its capacity as the sole general partner of SL Green OP, as applicable.

“Responsible Officer” means any officer of the Trustee in its Corporate Trust Office and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Legend” means the legend set forth in Exhibit B.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit E hereto or (ii) a written certification addressed to the Operating Partnership and Co-Obligors and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Operating Partnership and Co-Obligors as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” has the meaning specified in Section 501(4).

“Special Record Date” for the payment of any Defaulted Interest on the Notes means a date fixed by the Trustee pursuant to Section 301.

“Stated Maturity”, with respect to the Notes or any installment of principal thereof or Interest thereon or any Additional Amounts with respect thereto, means the date established by or pursuant to this Indenture or the Notes as the fixed date on which the principal of the Notes or such installment of principal or interest is, or such Additional Amounts are, due and payable.

“Subsidiary” means any entity of which at the time of determination the Operating Partnership or one or more of its subsidiaries owns or controls, directly or indirectly, more than 50% of the shares of Voting Stock.

“Temporary Offshore Global Note” means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.

“Temporary Offshore Global Note Legend” means the legend set forth in Exhibit H.

“Total Assets” as of any date means the sum of (i) the Undepreciated Real Estate Assets, (ii) all other assets of the Operating Partnership, and of its Subsidiaries determined at the applicable proportionate interest of the Operating Partnership in each such Subsidiary, determined in accordance with GAAP (but excluding intangibles and accounts receivable) and (iii) the cost of any property of the Operating Partnership, or any Subsidiary thereof, in which the Operating Partnership, or such Subsidiary, as the case may be, has a firm, non-contingent purchase obligation.

“Total Unencumbered Assets” means the sum of (i) those Undepreciated Real Estate Assets not subject to a Lien on a consolidated basis, (ii) all other assets of the Operating Partnership, and of its Subsidiaries determined at the applicable proportionate interest of the Operating Partnership in each such Subsidiary, which are not subject to a Lien determined in accordance with GAAP (but excluding intangibles and accounts receivable) and (iii) the cost of any property of the Operating Partnership, or any Subsidiary thereof, in which the Operating Partnership, or such Subsidiary, as the case may be, has a firm, non-contingent purchase obligation and which is not subject to a Lien.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Trust Indenture Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Trust Indenture Act or provision, as the case may be.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to the Notes pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” shall mean each such Person and as used with respect to the Notes shall mean the Trustee with respect to the Notes.

“Undepreciated Real Estate Assets” means as of any date the cost (original cost plus capital improvements) of real estate assets of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

“United States,” except as otherwise provided in or pursuant to this Indenture or the Notes, means the United States of America (including the states thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

“United States Alien,” except as otherwise provided in or pursuant to this Indenture or the Notes, means any Person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

“Unsecured Debt” means Indebtedness of the Operating Partnership or any Subsidiary which is not secured by any mortgage, lien, charge, pledge or security interest of any kind upon any of the properties owned by the Operating Partnership or any of its Subsidiaries.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“Vice President,” when used with respect to a vice president of the General Partner acting in its capacity as the sole general partner of the Operating Partnership, or of SL Green, for itself and in its capacity as the sole general partner of SL Green OP, or of the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “Vice President”.

“Voting Stock” means stock having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees provided that, for the purposes hereof, stock which carries only the right to vote conditionally on the happening of an event shall not be considered Voting Stock whether or not such event shall have happened.

Section 102.                                Compliance Certificates and Opinions.

Except as otherwise expressly provided in this Indenture, upon any application or request by the Operating Partnership or the Co-Obligors to the Trustee to take any action under any provision of this Indenture, the Operating Partnership or the Co-Obligors, as the case may be, shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with (except no such opinion shall be required to be furnished in connection with the issuance of the Original Notes), except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Section 103.                                Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the General Partner, as the sole general partner of the Operating Partnership, or SL Green, for itself and/or as the sole general partner of SL Green OP may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the General Partner or SL Green, as the case may be, stating that the information with respect to such factual matters is in the possession of the Operating Partnership or the Co-Obligors, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or the Notes, they may, but need not, be consolidated and form one instrument.

Section 104.                                Acts of Holders.

(1)                                  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Operating Partnership and the Co-Obligors. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee and the Operating Partnership and the Co-Obligors and any agent of the Trustee or the Operating Partnership and the Co-Obligors, if made in the manner provided in this Section. The record of any meeting of Holders of Notes shall be proved in the manner provided in Section 1506.

Without limiting the generality of this Section 104, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Depository that is a Holder of a Global Note, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this

Indenture to be made, given or taken by Holders, and a Depository that is a Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depository’s standing instructions and customary practices.

The Trustee shall fix a record date for the purpose of determining the Persons who are beneficial owners of interest in any permanent Global Note held by a Depository entitled under the procedures of such Depository to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other Act, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other Act shall be valid or effective if made, given or taken more than 90 days after such record date.

(2)                                  The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(3)                                  The ownership, principal amount and serial numbers of Notes held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Register.

(4)                                  [RESERVED]

(5)                                  If the Operating Partnership and the Co-Obligors shall solicit from the Holders of any Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Operating Partnership and the Co-Obligors may at their option (but are not obligated to), by Board Resolution, fix in advance a record date for the determination of Holders of Notes entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Notes of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of Notes shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(6)                                  Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of Notes shall bind every future Holder of the same Notes and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Registrar, any Paying Agent, the Co-Obligors or the Operating Partnership in reliance thereon, whether or not notation of such Act is made upon such Note.

Section 105.                                Notices, etc., to Trustee and Operating Partnership and Co-Obligors.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1)                                  the Trustee by any Holder, the Co-Obligors or the Operating Partnership shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be by facsimile) to or with the Trustee at its Corporate Trust Office, or

(2)                                  the Operating Partnership or a Co-Obligor by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Operating Partnership or such Co-Obligor, as the case may be, addressed to the attention of its Treasurer at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Operating Partnership or such Co-Obligor, as the case may be.

Section 106.                                Notice to Holders of Notes; Waiver.

Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of Notes of any event, such notice shall be sufficiently given to Holders of Notes if in writing and mailed, first-class postage prepaid, to each Holder of Notes affected by such event, at his address as it appears in the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders of Notes is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of Notes shall affect the sufficiency of such notice with respect to other Holders of Notes given as provided herein. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Notes shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 107.                                Language of Notices.

Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Operating Partnership or the Co-Obligors, as the case may be, so elect, any published notice may be in an official language of the country of publication.

Section 108.                                Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with any duties under any required provision of the Trust Indenture Act imposed hereon by Section 318(c) thereof, such required provision shall control.

Section 109.                                Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 110.                                Successors and Assigns.

All covenants and agreements in this Indenture by the Operating Partnership shall bind its successors and assigns, whether so expressed or not. All covenants and agreements in this Indenture by the Co-Obligors shall bind their respective successors and assigns, whether so expressed or not.

Section 111.                                Separability Clause.

In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 112.                                Benefits of Indenture.

Nothing in this Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto, any Registrar, any Paying Agent and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 113.                                Governing Law.

This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state.

Section 114.                                Legal Holidays.

Unless otherwise specified in or pursuant to this Indenture or the Notes, in any case where any Interest Payment Date, Stated Maturity or Maturity or the last date on which a Holder has the right to exchange Notes, shall be a Legal Holiday at any Place of Payment, then payment need not be made at such Place of Payment on such date, and such Notes need not be exchanged on such date but such payment may be made, and such Notes may be exchanged, on the next succeeding day that is a Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity or Maturity or on such last day for exchange, and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Stated Maturity or Maturity or last day for exchange, as the case may be, to the next succeeding Business Day.

Section 115.                                Counterparts.

This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 116.                                Waiver of Jury Trial.

EACH OF THE OPERATING PARTNERSHIP, CO-OBLIGORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 117.                                Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE TWO

NOTES

Section 201.                                Form, Dating and Denominations; Legends.

(a)                                  The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A.  The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of the Indenture.  The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Operating Partnership or Co-Obligors are subject.  Each Note will be dated the date of its authentication.  The Notes will be issuable in denominations of $1,000 in principal amount and any higher integral multiple of $1,000.

(b) (1)                Except as otherwise provided in paragraph Section 201(c), Section 209(b)(4), or Section 210(b)(3), (b)(5), or (c), each Initial Note or Initial Additional Note (other than a Permanent Offshore Note) will bear the Restricted Legend.

(2)                                  Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend for so long as DTC is serving as the Depositary thereof.

(3)                                  Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.

(4)                                  Initial Notes and Initial Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 211(a).

(5)                                  Initial Notes and Initial Additional Notes initially offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Operating Partnership and Co-Obligors to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.  Initial Notes sold to Institutional Accredited Investors in subsequent resale may be issued in the form of an IAI Global Note.

(6)                                  Exchange Notes will be issued, subject to Section 209(b), in the form of one or more Global Notes.

(c) (1)                 If the Operating Partnership and Co-Obligors  determine (upon the advice of counsel and such other certifications and evidence as the Operating Partnership and Co-Obligors may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act; provided, however, that in the case of this Section 201(c)(1) that the Operating Partnership and Co-Obligors have delivered an Opinion of Counsel to the Trustee with respect to the foregoing, or

(2)                                  after an Initial Note or any Initial Additional Note is

(x)                         sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer the Operating Partnership and Co-Obligors may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d)                                 By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in the Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with the Indenture and such legend.

Section 202.                                Execution and Authentication; Exchange Notes; Additional Notes.

(a)                                  The Chairman of the Board of Directors, the Vice-Chairman of the Board of Directors, the President, the Treasurer or a Vice President of the General Partner, on behalf of the Operating Partnership, and of SL Green, on behalf of itself and in its capacity as the sole general partner of SL Green OP, shall execute the Notes for the Operating Partnership and Co-Obligors by facsimile or manual signature in the name and on behalf of the Operating Partnership and Co-Obligors.  If such officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b)                                 A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under the Indenture.

(c)                                  At any time and from time to time after the execution and delivery of the Indenture, the Operating Partnership and Co-Obligors may deliver Notes executed by the Operating Partnership and Co-Obligors  to the Trustee for authentication.  The Trustee will authenticate and deliver

(i)                                     Initial Notes for original issue in the aggregate principal amount not to exceed $250,000,000,

(ii)                                  Initial Additional Notes from time to time for original issue in aggregate principal amounts specified by the Operating Partnership and Co-Obligors, and

(iii)                               Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes after the following conditions have been met:

(1)                                  Receipt by the Trustee of an Officers’ Certificate specifying

(A)                              the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

(B)                                whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes,

(C)                                in the case of Initial Additional Notes, that the issuance of such Notes does not contravene any provision of Article 10,

(D)                               whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and

(E)                                 that all conditions precedent to the issuance under the Indenture have been complied with.

(2)                                  In the case of Exchange Notes, effectiveness of an Exchange Offer Registration Statement and consummation of the exchange offer thereunder (and receipt by the Trustee of an Officers’ Certificate to that effect).  Initial Notes or Initial Additional Notes exchanged for Exchange Notes will be canceled by the Trustee.

Section 203.                                Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust.

(a)                                  The Operating Partnership and Co-Obligors may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in the Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent.  The Operating Partnership or any Co-Obligor may act as Registrar or (except for purposes of Article Four) Paying Agent.  In each case the Operating Partnership and Co-Obligors and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of the Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights.  The Operating Partnership and Co-Obligors initially appoint the Trustee as Registrar and Paying Agent.

(b)                                 The Operating Partnership and Co-Obligors will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and Interest on the Notes and will promptly notify the Trustee of any default by the Operating Partnership and Co-Obligors in making any such payment.  The Operating Partnership and Co-Obligors at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying

Agent to pay all money held by it to the Trustee and to account for any funds disbursed.  Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

Section 204.                                Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Operating Partnership and Co-Obligors will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.  Every replacement Note is an additional obligation of the Operating Partnership and Co-Obligors and entitled to the benefits of the Indenture.  If required by the Trustee or the Operating Partnership and Co-Obligors, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Operating Partnership and Co-Obligors to protect the Operating Partnership and Co-Obligors and the Trustee from any loss they may suffer if a Note is replaced.  The Operating Partnership and Co-Obligors may charge the Holder for the expenses of the Operating Partnership and Co-Obligors and the Trustee in replacing a Note.  In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Operating Partnership and Co-Obligors in their discretion may pay the Note instead of issuing a replacement Note.

Section 205.                                [RESERVED]

Section 206.                                Temporary Notes.

Until definitive Notes are ready for delivery, the Operating Partnership and Co-Obligors may prepare and the Trustee will authenticate temporary Notes.  Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the officer executing the temporary Notes, as evidenced by the execution of the temporary Notes.  If temporary Notes are issued, the Operating Partnership and Co-Obligors will cause definitive Notes to be prepared without unreasonable delay.  After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Operating Partnership and Co-Obligors designated for the purpose pursuant to Section 1002, without charge to the Holder.  Upon surrender for cancellation of any temporary Notes, the Operating Partnership and Co-Obligors will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations.  Until so exchanged, the temporary Notes will be entitled to the same benefits under the Indenture as definitive Notes.

Section 207.                                Cancellation.

The Operating Partnership and Co-Obligors at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Operating Partnership or a Co-Obligor may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Operating Partnership and Co-Obligors have not issued and sold.  Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment.  The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Operating Partnership and Co-Obligors.  The Operating Partnership and Co-Obligors may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 208.                                CUSIP and CINS Numbers.

The Operating Partnership and Co-Obligors in issuing the Notes may use “CUSIP” and “CINS” numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange.  The Operating Partnership and Co-Obligors will promptly notify the Trustee of any change in the CUSIP or CINS numbers.

Section 209.                                Registration, Transfer and Exchange.

(a)                                  The Notes will be issued in registered form only, without coupons, and the Operating Partnership and Co-Obligors shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b) (1)                Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2)                        Each Global Note will be delivered to the Trustee as custodian for the Depositary.  Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (a) as set forth in Section 209(b)(4) and (b) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 201.

(3)                        Agent Members will have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Operating Partnership and Co-Obligors, the Trustee and any agent of the Operating Partnership and Co-Obligors or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its

Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4)                        If (w) the Depositary notifies the Operating Partnership and Co-Obligors at any time that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Operating Partnership and Co-Obligors within 90 days of the notice, (x) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed within 90 days, (y) the Operating Partnership and Co-Obligors, at their option, notify the Trustee that they elect to cause the issuance of Certificated Notes or (z) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled.  If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend.  If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

(c)                                  Each Certificated Note will be registered in the name of the Holder thereof or its nominee.

(d)                                 A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 210.  The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that

(x)                                   no transfer or exchange will be effective until it is registered in such register and

(y)                                 None of the Operating Partnership, Co-Obligors or the Trustee will be required (i) to issue, register the transfer of or exchange any Note if the Note may be among those selected for redemption during a period  beginning at the opening of business 15 days before a selection of Notes to be redeemed, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase.  Prior to the registration of any transfer, the Operating Partnership and Co-Obligors, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Operating Partnership and Co-Obligors will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any registration of transfer or exchange of any Note, but the Operating Partnership and Co-Obligors may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith (other than a transfer tax or other governmental charge payable upon exchange pursuant to subsection (b)(4)).

(e) (1)       Global Note to Global Note.  If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note.  Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2)                        Global Note to Certificated Note.  If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3)                        Certificated Note to Global Note.  If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(4)                        Certificated Note to Certificated Note.  If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Section 210.                                Restrictions on Transfer and Exchange.

(a)                                  The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 209 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary.  The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b)                                 Subject to Section 210(c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
U.S. Global Note	IAI Global Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(5)
Offshore Global Note	IAI Global Note	(3)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)
Certificated Note	IAI Global Note	(3)
IAI Global Note	U.S. Global Note	(4)
IAI Global Note	Offshore Global Note	(2)
IAI Global Note	Certificated Note	(3)
IAI Global Note	IAI Global Note	(1)

(1)                        No certification is required.

(2)                        The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3)                        The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Operating Partnership and Co-Obligors may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.  In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(4)                        The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(5)                        Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note.  If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(c)                                  No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)

(1)                        after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision); provided that the Operating Partnership and Co-Obligors have provided the Trustee with an Officers’ Certificate to that effect, and the Operating Partnership and Co-Obligors and Trustee may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(2)(x)           sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.

Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d)                                 The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Operating Partnership and Co-Obligors will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

Section 211.                                Temporary Offshore Global Notes.

(a)                                  Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.

(b)                                 An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period).  Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(c)                                  Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(d)                                 Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Note shall not be entitled to receive payment of principal or Interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Note or transferred for an interest in another Global Note or a Certificated Note.

ARTICLE THREE

PAYMENT

Section 301.                                Payment of Interest and Certain Additional Amounts; Rights to Interest and Certain Additional Amounts Preserved.

(a)                                  Unless otherwise provided in or pursuant to this Indenture, any Interest on and any Additional Amounts with respect to the Notes which shall be payable, and are punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note is registered as of the close of business on the Regular Record Date for such Interest.

(b)                                 Unless otherwise provided in or pursuant to this Indenture, any Interest on and any Additional Amounts with respect to the Notes which shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date for such Notes (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Operating Partnership or any Co-Obligor, at their election in each case, as provided in clause (1) or (2) below:

(1)                                  The Operating Partnership or either of the Co-Obligors may elect to make payment of any Defaulted Interest to the Person in whose name the Notes shall be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Operating Partnership or a Co-Obligor shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Note and the date of the proposed payment, and at the same time the Operating Partnership or a Co-Obligor, as the case may be, shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this Clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Operating Partnership or such Co-Obligor, as the case may be, of such Special Record Date and, in the name and at the expense of the Operating Partnership or such Co-Obligor, as the case may be, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holder of such Notes at his address as it appears in the Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Operating Partnership or such Co-Obligor, as the case may be, cause a similar notice to be published at least once in an Authorized Newspaper of general circulation in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Person in whose name such Notes shall be registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)                                  The Operating Partnership or Co-Obligor may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Note may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Operating Partnership or such Co-Obligor, as the case may be, to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

Unless otherwise provided in or pursuant to this Indenture or the Notes, at the option of the Operating Partnership or any Co-Obligor, Interest on Notes may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Register or by transfer to an account maintained by the payee with a bank located in the United States.

Subject to the foregoing provisions of this Section and Section 209, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to Interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 302.                                Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer, the Operating Partnership, the Co-Obligors, the Trustee and any agent of the Operating Partnership or the Co-Obligors or the Trustee may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of principal of, any premium and (subject to Sections 209 and 301) Interest on and any Additional Amounts with respect to such Notes and for all other purposes whatsoever, whether or not any payment with respect to such Notes shall be overdue, and neither the Operating Partnership, nor the Co-Obligors, the Trustee or any agent of the Operating Partnership, the Co-Obligors or the Trustee shall be affected by notice to the contrary.

No Holder of any beneficial interest in the Global Note held on its behalf by a Depository shall have any rights under this Indenture with respect to such Global Note, and such Depository may be treated by the Operating Partnership, the Co-Obligors, the Trustee, and any agent of the Operating Partnership, the Co-Obligors or the Trustee as the owner of such Global Note for all purposes whatsoever. None of the Operating Partnership, the Co-Obligors, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 303.                                Computation of Interest.

Except as otherwise provided in or pursuant to this Indenture or in the Notes, Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE FOUR

SATISFACTION AND DISCHARGE OF INDENTURE

Section 401.                                Satisfaction and Discharge.

Upon the direction of the Operating Partnership or any Co-Obligor by an Order, this Indenture shall cease to be of further effect with respect to any Notes specified in such Order, and the Trustee, on receipt of an Order, at the expense of the Operating Partnership and the Co-Obligors, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(1)                                  either:

(a)                                  all Notes theretofore authenticated and delivered (other than  (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 204, and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Operating Partnership or such Co-Obligor and thereafter repaid to the Operating Partnership or such Co-Obligor or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(b)                                 all Notes not theretofore delivered to the Trustee for cancellation:

(i)                                     have become due and payable; or

(ii)                                  will become due and payable at their Stated Maturity within one year; or

(iii)                               are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Operating Partnership and the Co-Obligors, and the Operating Partnership or such Co-Obligor, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, Dollars in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, including the principal of, any premium and Interest on, and any Additional Amounts with respect to such Notes, to the date of such deposit (in the case of Notes which have become due and payable) or to the Maturity thereof, as the case may be;

(2)                                  the Operating Partnership or a Co-Obligor has paid or caused to be paid all other sums payable hereunder by the Operating Partnership and the Co-Obligors with respect to the Outstanding Notes; and

(3)          the Operating Partnership or a Co-Obligor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Notes, the obligations of the Operating Partnership and the Co-Obligors to the Trustee under Section 605 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Operating Partnership, the Co-Obligors and the Trustee with respect to the Notes under Sections 204, 209, 403, 1002 and 1003, with respect to the payment of Additional Amounts, if any, with respect to the Notes as contemplated by Section 1004 (but only to the extent that the Additional Amounts payable with respect to the Notes exceed the amount deposited in respect of such Additional Amounts pursuant to Section 401(1)(b)), and with respect to any rights to exchange the Notes into other securities shall survive such satisfaction and discharge.

Section 402.          Defeasance and Covenant Defeasance.

(1)           The Operating Partnership and the Co-Obligors may at their option by Board Resolution, at any time, with respect to the Notes, elect to have Section 402(2) or Section 402(3) be applied to such Outstanding Notes upon compliance with the conditions set forth below in this Section 402.

(2)           Upon the Operating Partnership’s or a Co-Obligors’ exercise of the above option applicable to this Section 402(2) with respect to the Notes, each of the Operating Partnership and the Co-Obligors shall be deemed to have been discharged from its obligations with respect to such Outstanding Notes on the date the conditions set forth in clause (4) of this Section 402 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Operating Partnership and the Co-Obligors shall be deemed to have paid and discharged the entire Indebtedness represented by such Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of clause (5) of this Section 402 and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, at the expense of the Operating Partnership and the Co-Obligors, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Notes, solely from the trust fund described in clause (4) of this Section 402 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and Interest, if any, on, and Additional Amounts, if any, with respect to, such Notes when such payments are due, and any rights of such Holder to exchange such Notes into other securities, (ii) the obligations of the Operating Partnership, the Co-Obligors and the Trustee with respect to such Notes under Sections 204, 209, 1002 and 1003 and with respect to the payment of Additional Amounts, if any, on such Notes as contemplated by Section 1004 (but only to the extent that the Additional Amounts payable with respect to such Notes exceed the amount deposited in respect of such Additional Amounts pursuant to Section 401(4)(a) below), and with respect to any rights to exchange such Notes into other securities, (iii)

the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 402. The Operating Partnership and the Co-Obligors may exercise their option under this Section 402(2) notwithstanding the prior exercise of their option under clause (3) of this Section 402 with respect to such Notes.

(3)           Upon the Operating Partnership’s or a Co-Obligor’s exercise of the above option applicable to this Section 402(3) with respect to the Notes, each of the Operating Partnership and Co-Obligors shall be released from their obligations under Sections 1005 to 1011, inclusive, with respect to such Outstanding Notes, on and after the date the conditions set forth in clause (4) of this Section 402 are satisfied (hereinafter, “covenant defeasance”), and such Notes shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Notes, the Operating Partnership and the Co-Obligors may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(3) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

(4)           The following shall be the conditions to application of clause (2) or (3) of this Section 402 to any Outstanding Notes in respect thereof:

(a)           The Operating Partnership or a Co-Obligor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Section 402 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (1) an amount in Dollars, or (2) Government Obligations applicable to such Notes, which through the scheduled payment of principal and Interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and Interest, if any, on such Notes, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and Interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and Interest, if any, on such Outstanding Notes on the Stated Maturity of such principal or Interest.

(b)           Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Operating Partnership or Co-Obligors are a party or by which any of them is bound.

(c)           No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Notes shall have occurred and be continuing on the date of such deposit and, with respect to defeasance only, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(d)           In the case of an election under clause (2) of this Section 402, the Operating Partnership or the applicable Co-Obligor shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Operating Partnership or such Co-Obligor, as the case may be, has received from the Internal Revenue Service a letter ruling, or there has been published by the Internal Revenue Service a Revenue Ruling, or (ii) there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(e)           In the case of an election under clause (3) of this Section 402, the Operating Partnership or the applicable Co-Obligor shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(f)            The Operating Partnership or the applicable Co-Obligor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance under clause (2) or (3) of this Section 402 (as the case may be) have been complied with.

(5)           Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 402(5) and Section 403, the “Trustee”) pursuant to clause (4) of Section 402 in respect of any Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Operating Partnership or any Co-Obligor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and Interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

The Operating Partnership and Co-Obligors shall pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 402 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Notes.

Anything in this Section 402 to the contrary notwithstanding, the Trustee shall deliver or pay to the Operating Partnership and Co-Obligors from time to time upon Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in clause (4) of this Section 402 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Section 402.

Section 403.          Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations deposited with the Trustee pursuant to Section 401 or 402 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Operating Partnership or Co-Obligors acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, Interest and Additional Amounts for whose payment such money has or Government Obligations have been deposited with or received by the Trustee; but such money and Government Obligations need not be segregated from other funds except to the extent required by law.

ARTICLE FIVE

REMEDIES

Section 501.          Events of Default.

“Event of Default”, wherever used herein with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           default in the payment of any Interest on or any Additional Amounts payable in respect of the Notes when such Interest becomes or such Additional Amounts become due and payable, and continuance of such default for a period of 30 days; or

(2)          default in the payment of the principal of or any premium on the Notes when it becomes due and payable at its Maturity; or

(3)           default in the performance, or breach, of any covenant or warranty of the Operating Partnership or the Co-Obligors in this Indenture or the Notes, and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Operating Partnership and the Co-Obligors by the Trustee or to the Operating Partnership, the Co-Obligors and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(4)           the entry by a court having competent jurisdiction of:

(a)           a decree or order for relief in respect of the Operating Partnership, the Co-Obligors or any “significant subsidiary” of the Operating Partnership or Co-Obligors as defined in Article 1, Section 1-02 of Regulation S-X under the Notes Act of 1933, as amended (“Significant Subsidiary”) in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(b)           a decree or order adjudging the Operating Partnership, the Co-Obligors or any Significant Subsidiary to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Operating Partnership, the Co-Obligors or any Significant Subsidiary and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(c)           a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of the Operating Partnership, the Co-Obligors or any Significant Subsidiary or of any substantial part of the property of the Operating Partnership, the Co-Obligors or any Significant Subsidiary, as the case may be, or ordering the winding up or liquidation of the affairs of the Operating Partnership, the Co-Obligors or any Significant Subsidiary; or

(5)           the commencement by the Operating Partnership, the Co-Obligors or any Significant Subsidiary of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by the Operating Partnership, the Co-Obligors or any Significant Subsidiary to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by the Operating Partnership, the Co-Obligors or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Operating Partnership, the Co-Obligors or any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of the Operating Partnership, the Co-Obligors or any Significant Subsidiary or any substantial part of the property of the Operating Partnership, the Co-Obligors or any Significant Subsidiary or the making by the Operating Partnership, the Co-Obligors or any Significant Subsidiary of an

assignment for the benefit of creditors, or the taking of corporate action by the Operating Partnership, the Co-Obligors or any Significant Subsidiary in furtherance of any such action; or

(6)           the Operating Partnership, the Co-Obligors, any Subsidiary in which the Operating Partnership has invested at least $50,000,000 in capital or any entity in which the Operating Partnership is the general partner shall fail to pay any principal of, premium or interest on or any other amount payable in respect of, any recourse Indebtedness that is outstanding in a principal or notional amount of at least $50,000,000 (or the equivalent thereof in one or more other currencies), either individually or in the aggregate (but excluding Indebtedness outstanding hereunder), of the Operating Partnership and its consolidated Subsidiaries, taken as a whole, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Indebtedness, or any other event shall occur or condition shall exist under any agreement or instrument evidencing, securing or otherwise relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder or holders thereof ( or a trustee or agent on behalf of such holders) to cause such Indebtedness to mature prior to its stated maturity.

Section 502.          Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in clause (4) or (5) of Section 501) occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal (or, if any Notes are Original Issue Discount Notes the portion of the principal amount as may be specified in the terms thereof) of all the Notes to be due and payable immediately, by a notice in writing to the Operating Partnership and the Co-Obligors (and to the Trustee if given by the Holders), and upon any such declaration such principal or such lesser amount shall become immediately due and payable.

If an Event of Default specified in clause (4) or (5) of Section 501 occurs, all unpaid principal of and accrued Interest on the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.

At any time after the declaration of acceleration with respect to the Notes has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in principal amount of the Outstanding Notes, by written notice to the Operating Partnership, the Co-Obligors and the Trustee, may rescind and annul such declaration and its consequences if

(1)           the Operating Partnership or the Co-Obligors have paid or deposited with the Trustee a sum of money sufficient to pay:

(a)           all installments of any Interest on and Additional Amounts with respect to the Notes;

(b)           the principal of and any premium on the Notes which have become due otherwise than by such declaration of acceleration and Interest thereon and any Additional Amounts with respect thereto at the rate or rates borne by or provided for in the Notes;

(c)           to the extent that payment of such Interest or Additional Amounts is lawful, interest upon overdue installments of any Interest and Additional Amounts at the rate or rates borne by or provided for in the Notes; and

(d)           all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 606; and

(2)           all Events of Default, other than the non-payment of the principal of, any premium and Interest on, and any Additional Amounts with respect to the Notes which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503.          Collection of Indebtedness and Suits for Enforcement by Trustee.

The Operating Partnership and the Co-Obligors covenant that if:

(1)           default is made in the payment of any installment of Interest on or any Additional Amounts with respect to the Notes appertaining thereto when such Interest or Additional Amounts shall have become due and payable and such default continues for a period of 30 days; or

(2)           default is made in the payment of the principal of or any premium on the Notes at their Maturity, the Operating Partnership or any Co-Obligor, as the case may be shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount of money then due and payable with respect to such Notes, with Interest upon the overdue principal, any premium and, to the extent that payment of such Interest shall be legally enforceable, upon any overdue installments of Interest and Additional Amounts at the rate or rates borne by or provided for in the Notes, and, in addition thereto, such further amount of money as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 606.

If the Operating Partnership and the Co-Obligors fail to pay the money they are required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Operating Partnership and the Co-Obligors or any other obligor upon the Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Operating Partnership and the Co-Obligors or any other obligor upon such Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Notes by such appropriate judicial proceedings as the Trustee shall deem reasonably necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or the Notes or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

Section 504.          Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Operating Partnership, any Co-Obligor or any other obligor upon the Notes or the property of the Operating Partnership, the Co-Obligor or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Operating Partnership or the Co-Obligors for the payment of any overdue principal, premium, Interest or Additional Amounts) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(1)           to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Notes, of the principal and any premium, Interest and Additional Amounts owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders of the Notes allowed in such judicial proceeding; and

(2)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of the Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 606.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of Notes any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of Notes in any such proceeding.

Section 505.          Trustee May Enforce Claims without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of each and every Holder of Notes in respect of which such judgment has been recovered.

Section 506.          Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, or any premium, Interest or Additional Amounts, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 606;

Second: To the payment of the amounts then due and unpaid upon the Notes for principal and any premium, Interest and Additional Amounts in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on the Notes for principal and any premium, Interest and Additional Amounts, respectively;

Third: The balance, if any, to the Operating Partnership or Co-Obligors (or as a court of competent jurisdiction shall direct).

Section 507.          Limitations on Suits.

No Holder of Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)           such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

(2)           the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)           such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request reasonably satisfactory to the Trustee;

(4)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)           no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Notes to affect, disturb or prejudice the rights of any other such Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 508.          Unconditional Right of Holders to Receive Principal and any Premium, Interest and Additional Amounts.

Notwithstanding any other provision in this Indenture, the Holder of Notes shall have the right, which is absolute and unconditional, to receive payment of the principal of, any premium and (subject to Sections 209 and 301) Interest on, and any Additional Amounts with respect to the Notes on the Stated Maturity specified in the Notes (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 509.          Restoration of Rights and Remedies.

If the Trustee or any Holder of Notes has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Operating Partnership, the Co-Obligors, the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted.

Section 510.           Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 204, no right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of Notes is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511.           Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to any Holder of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.

Section 512.           Control by Holders of the Notes.

The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes, provided that:

(1)           such direction shall not be in conflict with any rule of law or with this Indenture or with the Notes;

(2)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(3)           such direction is not unduly prejudicial to the rights of the other Holders of the Notes not joining in such action.

Section 513.           Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Notes on behalf of the Holders of all the Notes may waive any past default hereunder and its consequences, except a default:

(1)           in the payment of the principal of, any premium or Interest on, or any Additional Amounts with respect to, the Notes; or

(2)           in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Notes affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 514.           Waiver of Stay or Extension Laws.

The Operating Partnership and the Co-Obligors covenant that (to the extent that they may lawfully do so) they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Operating Partnership and the Co-Obligors each expressly waive (to the extent that it may lawfully do so) all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 515.           Undertaking for Costs.

All parties to this Indenture agree, and each Holder of Notes by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 515 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or Interest, if any, on or Additional Amounts, if any, with respect to the Notes on or after the Stated Maturity expressed in the Notes (or, in the case of redemption, on or after the Redemption Date, and, in the case of repayment, on or after the date for repayment) or for the enforcement of the right to exchange the Notes in accordance with its terms.

ARTICLE SIX

THE TRUSTEE

Section 601.           Certain Rights of Trustee.

Subject to Sections 315(a) through 315(d) of the Trust Indenture Act:

(1)           the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)           any request or direction of the Operating Partnership and Co-Obligors mentioned herein shall be sufficiently evidenced by a Request or Order (other than delivery of any Notes to the Trustee for authentication and delivery pursuant to Section 203 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(4)           the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request or direction of any of the Holders of Notes pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Operating Partnership and the Co-Obligors, personally or by agent or attorney;

(7)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)           subject to the provisions of Section 602 hereof and Sections 315(a) through 315(d) of the Trust Indenture Act, the Trustee shall not be charged with knowledge of any Event of Default described in Section 501(3), (4), (5) or (6) hereof unless a Responsible Officer of the Trustee shall have actual knowledge of such Event of Default;

(9)           the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(10)         the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, other than as set forth in the Trust Indenture Act of 1939, as amended;

(11)         in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(12)         in case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

(13)         the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(14)         no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(15)         whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section;

(16)         the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; provided, however, that, subject to paragraph (11) of this Section 601, the Trustee’s conduct does not constitute willful misconduct or negligence; and

(17)         in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 602.           Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to the Notes, the Trustee shall transmit by mail to all Holders of Notes pursuant to Section 703(3), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any), or Interest, if any, on, or Additional Amounts with respect to, the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the best interest of the Holders of Notes; and provided, further, that in the case of any default of the character specified in Section 501(3) with respect to Notes, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes.

Section 603.           Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Operating Partnership or the Co-Obligors, as the case may be, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Operating Partnership and the Co-Obligors are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Operating Partnership and the Co-Obligors of the Notes or the proceeds thereof.

Section 604.           May Hold Notes.

The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other Person that may be an agent of the Trustee or the Co-Obligors or the Operating Partnership,

in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Operating Partnership or such Co-Obligor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other Person.

Section 605.           Money Held in Trust.

Except as provided in Section 403 and Section 1003, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and shall be held uninvested. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Operating Partnership or the applicable Co-Obligor.

Section 606.           Compensation and Reimbursement.

The Operating Partnership and the Co-Obligors jointly and severally agree:

(1)           to pay to the Trustee from time to time such compensation as the Operating Partnership, the Co-Obligors and the Trustee shall from time to time agree in writing for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)           except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by the Trustee’s own negligence or bad faith; and

(3)           to indemnify the Trustee and its agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder, except to the extent that any such loss, liability or expense shall be determined to have been caused by the Trustee’s own negligence or bad faith.

As security for the performance of the obligations of the Operating Partnership and the Co-Obligors under this Section, the Trustee shall have a Lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, and premium or Interest on or any Additional Amounts with respect to Notes.

Any compensation or expense incurred by the Trustee after a default specified by Section 501 is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law. “Trustee” for purposes of this Section 606 shall include any predecessor Trustee but the negligence or bad faith of any Trustee shall not affect the rights of any other Trustee under this Section 606.

The provisions of this section shall survive the termination of this Indenture.

Section 607.           Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder that is a Corporation, organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, eligible under Section 310(a)(1) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000 subject to supervision or examination by Federal or state authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 608.           Resignation and Removal; Appointment of Successor.

(1)           No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee pursuant to Section 609.

(2)           The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Operating Partnership and the Co-Obligors. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

(3)           The Trustee may be removed at any time with respect to the Notes by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and the Operating Partnership and the Co-Obligors.  If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

(4)           If at any time:

(a)           the Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to the Notes after written request therefor by the Operating Partnership, a Co-Obligor or any Holder of Notes who has been a bona fide Holder of Notes for at least six months; or

(b)           the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Operating Partnership, a Co-Obligor or any such Holder; or

(c)           the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Operating Partnership and Co-Obligors, by or pursuant to a Board Resolution, may remove the Trustee with respect to all Notes, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder of Notes who has been a bona fide Holder of Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

(5)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Operating Partnership and Co-Obligors, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes and shall comply with the applicable requirements of Section 609. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Operating Partnership, the Co-Obligors and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 609, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Operating Partnership and the Co-Obligors. If no successor Trustee with respect to the Notes shall have been so appointed by the Operating Partnership and the Co-Obligors or the Holders of Notes and accepted appointment in the manner required by Section 609, any Holder of Notes has been a bona fide Holder of Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

(6)           The Operating Partnership and the Co-Obligors shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes, if any, as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

Section 609.           Acceptance of Appointment by Successor.

(1)           Upon the appointment hereunder of any successor Trustee with respect to all Notes, such successor Trustee so appointed shall execute, acknowledge and deliver to the Operating Partnership, the Co-Obligors and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Operating Partnership, a Co-Obligor or such successor Trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 1003, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 606.

(2)           [RESERVED]

(3)           Upon request of any Person appointed hereunder as a successor Trustee, the Operating Partnership and the Co-Obligors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) or (2) of this Section, as the case may be.

(4)           No Person shall accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person shall be qualified and eligible under this Article.

Section 610.           Merger, Conversion, Consolidation or Succession to Business.

Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 611.           Appointment of Authenticating Agent.

The Trustee may appoint one or more Authenticating Agents acceptable to the Operating Partnership and Co-Obligors with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate the Notes upon original issue, exchange, registration of transfer, partial redemption or partial repayment or pursuant to Section 204, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

Each Authenticating Agent shall be acceptable to the Operating Partnership and the Co-Obligors and, except as provided in or pursuant to this Indenture, shall at all times be a corporation that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, provided such Corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee, the Co-Obligors and the Operating Partnership. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent, the Co-Obligors and the Operating Partnership. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Operating Partnership and the Co-Obligors and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Notes with respect to which such Authenticating Agent shall serve, as their names and addresses appear in the Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Operating Partnership and Co-Obligors agree to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section. If the Trustee makes such payments, it shall be entitled to be reimbursed for such payments, subject to the provisions of Section 606.

The provisions of Sections 302, 603 and 604 shall be applicable to each Authenticating Agent.

If an Authenticating Agent is appointed with respect to the Notes pursuant to this Section, the Notes may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

--------------------------------------, As Trustee

By	As Authenticating Agent

By	Authorized Signatory

If all of the Notes may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Notes upon original issuance located in a Place of Payment where the Operating Partnership and Co-Obligors wish to have Notes authenticated upon original issuance, the Trustee, if so requested in writing (which writing need not be accompanied by or contained in an Officers’ Certificate, shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Operating Partnership and Co-Obligors with respect to the Notes.

ARTICLE SEVEN

HOLDERS LISTS AND REPORTS BY TRUSTEE, CO-OBLIGORS AND OPERATING PARTNERSHIP

Section 701.          Operating Partnership and the Co-Obligors to Furnish Trustee Names and Addresses of Holders.

In accordance with Section 312(a) of the Trust Indenture Act, the Operating Partnership and the Co-Obligors shall furnish or cause to be furnished to the Trustee:

(1)           semi-annually with respect to Notes, a list, in each case in such form as the Trustee may reasonably require, of the names and addresses of Holders as of the applicable date; and

(2)           at such other times as the Trustee may request in writing, within 30 days after the receipt by the Operating Partnership or the Co-Obligors of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Trustee is the Registrar no such list shall be required to be furnished.

Section 702.          Preservation of Information; Communications to Holders.

The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

Every Holder of Notes, by receiving and holding the same, agrees with the Operating Partnership, the Co-Obligors and the Trustee that neither the Operating Partnership, the Co-Obligors, the Trustee, any Paying Agent or any Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Notes in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

Section 703.          Reports by Trustee.

(1)           Within 60 days after September 15 of each year commencing with the first September 15 following the first issuance of Notes, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such September 15 with respect to any of the events specified in said Section 313(a) which may have occurred since the later of the immediately preceding September 15 and the date of this Indenture.

(2)           The Trustee shall transmit the reports required by Section 313(a) of the Trust Indenture Act at the times specified therein.

(3)           Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act.

Section 704.          Reports by Operating Partnership and Co-Obligors.

The Operating Partnership and the Co-Obligors, if required pursuant to Section 314(a) of the Trust Indenture Act, shall:

(1)           file with the Trustee, within 15 days after the Operating Partnership or the Co-Obligors, as the case may be, is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Operating Partnership or the Co-Obligors, as the case may be, may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Operating Partnership or the Co-Obligors, as the case may be, is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2)           file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Operating Partnership or the Co-Obligors, as the case may be, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3)           transmit within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Operating Partnership or the Co-Obligors pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Operating Partnership and Co-Obligors’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE EIGHT

CONSOLIDATION, MERGER AND SALES

Section 801.          Operating Partnership and Co-Obligors May Consolidate, Etc., Only on Certain Terms.

Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of the Operating Partnership or any Co-Obligor with or into any other Person or Persons (whether or not affiliated with the Operating Partnership or Co-Obligors), or successive consolidations or mergers in which either the Operating Partnership or any Co-Obligor, as the case may be, will be the continuing entity or the Operating Partnership or any Co-Obligor, as the case may be, or its successor or successors shall be a party or parties, or shall prevent any conveyance, transfer or lease of all or substantially all of the property of the Operating Partnership or any Co-Obligor, to any other Person (whether or not affiliated with the Operating Partnership or Co-Obligors); provided, however, that:

(1)           in case the Operating Partnership or any Co-Obligor shall consolidate with or merge into another Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, the entity formed by such consolidation or into which the Operating Partnership or such Co-Obligor, as the case may be, is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties of the Operating

Partnership or such Co-Obligor shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, executed by the successor Person and the Operating Partnership and Co-Obligors, and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, any premium and Interest on and any Additional Amounts with respect to all the Notes and the performance and observance of every covenant and obligation in this Indenture and the Outstanding Notes on the part of the Operating Partnership and Co-Obligors to be performed or observed;

(2)           immediately after giving effect to such transaction, no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(3)           either (x) the Operating Partnership or such Co-Obligor, as applicable, or (y) the successor Person shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

No such consolidation, merger, conveyance, transfer or lease shall be permitted by this Section unless prior thereto the Operating Partnership and Co-Obligors shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the Operating Partnership and Co-Obligors’ obligations hereunder shall remain in full force and effect thereafter.

Section 802.          Successor Person Substituted for Operating Partnership or Co-Obligor.

(1)           Upon any consolidation by the Operating Partnership or any Co-Obligor with or merger of the Operating Partnership or any Co-Obligor into any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Operating Partnership or any Co-Obligor to any Person in accordance with Section 801, the successor Person formed by such consolidation or into which the Operating Partnership or such Co-Obligor, as the case may be, is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Operating Partnership or such Co-Obligor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Operating Partnership or a Co-Obligor herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture, the Notes.

Section 803.          Assumption by a Co-Obligor or Subsidiary.

A Co-Obligor, or subsidiary of the Co-Obligors that is a Corporation, may directly assume the due and punctual payment of the principal of, any premium and Interest on all the Notes and the performance of every covenant of this Indenture on the part of the Operating Partnership or a Co-Obligor to be performed or observed.  Upon any assumption, such Co-Obligor or such subsidiary shall succeed to, and be substituted for and may exercise every right and power of, the Operating Partnership or the Co-Obligor as to which such assumption is made under this Indenture with the same effect as if such Person had been the issuer of the Notes and the Operating Partnership or such Co-Obligor shall be released from all obligations and covenants with respect to the Notes.  No assumption shall be permitted unless the Operating Partnership and the Co-Obligors have delivered to the Trustee (i) an Officers’ Certificate (with respect to items (A), (B), (C) and (D) below) and an Opinion of Counsel (with respect to items (A) and (B) below), stating that (A) such assumption and supplemental indenture comply with this Article, and that all conditions precedent herein provided for relating to such transactions have been complied with, (B) all obligations and covenants of the Operating Partnership or Co-Obligor in this Indenture remain in full force and effect, (C) immediately after giving effect to such transaction, no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing and (D) SL Green or SL Green OP (or any permitted successor thereto), or both, shall continue to be a Co-Obligor hereunder, and (ii) an Opinion of Counsel that the Holders of the Notes shall have no materially adverse U.S. federal tax consequences as a result of the assumption, and that, if any Notes are then listed on the New York Stock Exchange, that the Notes shall not be delisted as a result of such assumption.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 901.          Supplemental Indentures without Consent of Holders.

Without the consent of any Holders of Notes, the Operating Partnership and Co-Obligors, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)           to evidence the succession of another Person to one or more of the Operating Partnership and Co-Obligors, and the assumption by any such successor of the covenants of the Operating Partnership or such Co-Obligor, as the case may be, contained herein and in the Notes; or

(2)           to add to the covenants of the Operating Partnership or the Co-Obligors for the benefit of the Holders of the Notes (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Operating Partnership or the Co-Obligors; or

(3)           to add any additional Events of Default with respect to the Notes (as shall be specified in such supplemental indenture); or

(4)           to permit or facilitate the issuance of Notes in uncertificated form, provided any such action shall not adversely affect the interests of the Holders of Notes in any material respect; or

(5)           to secure the Notes; or

(6)           to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 609; or

(7)           to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not adversely affect the interests of the Holders of Notes then Outstanding in any material respect; or

(8)           to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes pursuant to Article Four, provided that any such action shall not adversely affect the interests of any Holder of Notes in any material respect; or

(9)           to effect the assumption by a subsidiary of a Co-Obligor pursuant to Section 803; or

(10)         to amend or supplement any provision contained herein or in any supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the Holders of any Notes then Outstanding.

Section 902.          Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes affected by such supplemental indenture, by Act of said Holders delivered to the Operating Partnership, the Co-Obligors and the Trustee, the Operating Partnership and the Co-Obligors, when authorized by or pursuant to a Board Resolution, if applicable, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture or of the Notes; provided, however, that no such supplemental indenture, without the consent of the Holder of each Outstanding Notes affected thereby, shall:

(1)           change the Stated Maturity of the principal of, or any premium or installment of Interest on or any Additional Amounts with respect to, the Notes, or reduce the principal amount thereof or the rate (or modify the calculation of such rate) of Interest thereon or any Additional Amounts with respect thereto, or any premium payable upon the redemption thereof or otherwise, or change the obligation of the Operating Partnership and the Co-Obligors to pay Additional Amounts pursuant to Section 1004 (except as contemplated by Section 801(1) and permitted by Section 901(1)); or reduce the amount of the principal of an Original Issue Discount Note that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to Section 504, change the redemption provisions or adversely affect the right of repayment at the option of any Holder as contemplated by Article Thirteen, or change the Place of Payment, currency in which the principal of, any premium or Interest on, or any Additional Amounts with respect to the Notes is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment at the option of the Holder, on or after the date for repayment or in the case of change in control); or

(2)           reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 1504 for quorum or voting; or

(3)           modify any of the provisions of this Section, Section 513 or Section 1012, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of each Holder of Outstanding Notes affected thereby.

It shall not be necessary for any Act of Holders of Notes under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903.          Execution of Supplemental Indentures.

As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 315 of the Trust Indenture Act) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 904.          Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905.          Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Operating Partnership or Co-Obligors shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Operating Partnership and the Co-Obligors, to any such supplemental indenture may be prepared and executed by the Operating Partnership and Co-Obligors and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 906.          Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE TEN

COVENANTS

Section 1001.       Payment of Principal, any Premium, Interest and Additional Amounts.

The Operating Partnership and each Co-Obligor jointly and severally covenants and agrees for the benefit of the Holders of the Notes that it will duly and punctually pay the principal of, any premium and Interest on and any Additional Amounts with respect to the Notes in accordance with the terms thereof and this Indenture.

Section 1002.       Maintenance of Office or Agency.

The Operating Partnership or the Co-Obligors shall maintain in each Place of Payment an Office or Agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Operating Partnership or a Co-Obligor in respect of the Notes relating thereto and this Indenture may be served. The Operating Partnership and the Co-Obligors will give prompt written notice to the Trustee of the location, and any change in the location, of such Office or Agency. If at any time the Operating Partnership and the Co-Obligors shall fail to maintain any such required Office or Agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the

Corporate Trust Office of the Trustee, and the Operating Partnership and the Co-Obligors each hereby appoint the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Operating Partnership or any Co-Obligor may also from time to time designate one or more other Offices or Agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Operating Partnership or the Co-Obligors of their obligation to maintain an Office or Agency in each Place of Payment for the Notes for such purposes. The Operating Partnership or such Co-Obligor shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other Office or Agency. Unless otherwise provided in or pursuant to this Indenture, the Operating Partnership and the Co-Obligors  each hereby designates as the Place of Payment for the Notes the City of New York, New York, and initially appoints the office of The Bank of New York Mellon as the Office or Agency of the Operating Partnership and the Co-Obligors, as the case may be, in the City of New York, New York for such purpose. The Operating Partnership or any Co-Obligor, as the case may be, may subsequently appoint a different Office or Agency in the City of New York, New York for the Notes.

Section 1003.       Money for Notes Payments to Be Held in Trust.

If the Operating Partnership or any Co-Obligor shall at any time act as Paying Agent with respect to the Notes, it shall, on or before each due date of the principal of, any premium or Interest on or Additional Amounts with respect to the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Notes are payable sufficient to pay the principal or any premium, Interest or Additional Amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Operating Partnership and Co-Obligors shall have one or more Paying Agents for the Notes, it shall, on or prior to each due date of the principal of, any premium or Interest on or any Additional Amounts with respect to the Notes, deposit with any Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal or any premium, Interest or Additional Amounts so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Operating Partnership and Co-Obligors will promptly notify the Trustee of its action or failure so to act.

The Operating Partnership and Co-Obligors shall cause the Paying Agent for the Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(1)           hold all sums held by it for the payment of the principal of, any premium or Interest on or any Additional Amounts with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;

(2)           give the Trustee notice of any default by the Operating Partnership or the Co-Obligors (or any other obligor upon the Notes) in the making of any payment of principal, any premium or Interest on or any Additional Amounts with respect to the Notes; and

(3)           at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Operating Partnership or the Co-Obligors may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Order, as the case may be, direct any Paying Agent to pay, to the Trustee all sums held in trust by the Operating Partnership, the Co-Obligors or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Operating Partnership, the Co-Obligors or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Operating Partnership or the Co-Obligors, in trust for the payment of the principal of, any premium or Interest on or any Additional Amounts with respect to the Notes and remaining unclaimed for two years after such principal or any such premium or Interest or any such Additional Amounts shall have become due and payable shall be paid to the Operating Partnership (or if deposited by the Co-Obligors, paid to the Co-Obligors), on Request, or  shall be discharged from such trust; and the Holder of Notes shall thereafter, as an unsecured general creditor, look only to the Operating Partnership and the Co-Obligors  for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Operating Partnership and Co-Obligor as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Operating Partnership or Co-Obligors cause to be published once, in an Authorized Newspaper in each Place of Payment or to be mailed to Holders of Notes, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing nor shall it be later than two years after such principal and any premium or Interest or Additional Amounts shall have become due and payable, any unclaimed balance of such money then remaining will be repaid to the Operating Partnership or the Co-Obligors, as the case may be.

Section 1004.       Additional Amounts.

The Operating Partnership and the Co-Obligors agree to pay to the Holder of Notes Additional Amounts to the extent provided in or pursuant to this Indenture or the Notes. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or Interest on, or in respect of, the Notes or the net proceeds received on the sale or exchange of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts established hereby to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Except as otherwise provided in or pursuant to this Indenture or the Notes, if the Notes provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to the Notes, and at least 10 days prior to each date of payment of principal or Interest if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Operating Partnership or a Co-Obligor, as the case may be, shall furnish to the Trustee and the principal Paying Agent or Paying Agents, if other than the Trustee, an Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and premium, if any, or Interest on the Notes shall be made to Holders of Notes who are United States Aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Notes. If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Notes, and the Operating Partnership and the Co-Obligors agree to pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Notes. The Operating Partnership and the Co-Obligors each covenant to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section.

Section 1005.         Limitations on Incurrence of Debt.

(a)           The Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness, other than Permitted Debt, if, immediately after giving effect to the incurrence of such additional Indebtedness, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership, and of its Subsidiaries determined at the applicable proportionate interest of the Operating Partnership in each such Subsidiary, determined in accordance with GAAP, is greater than 60% of the sum of (i) the Total Assets as of the end of the calendar quarter covered in the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission prior to the incurrence of such additional Indebtedness or, if the Operating Partnership is not then subject to the reporting requirements of the Exchange Act, as of its most recent calendar quarter and (ii) any increase in the Total Assets since the end of such quarter, including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Indebtedness (the Total Assets adjusted by such increase are referred to as the “Adjusted Total Assets”).

(b)           In addition to the limitation set forth in subsection (a) of this Section 1005, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness, other than Permitted Debt, if, for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Indebtedness is to be incurred, the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge shall have been less than 1.5 to 1, on a pro forma basis after giving effect to the incurrence of such Indebtedness and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Indebtedness and any other Indebtedness incurred by the Operating Partnership or its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of such period, (ii) the repayment or retirement of any other Indebtedness by the Operating Partnership or its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retained at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness under such credit facility during such period), (iii) any income earned as a result of any increase in Adjusted Total Assets since the end of such four-quarter period had been earned, on an annualized basis, for such period, and (iv) in the case of an acquisition or disposition by the Operating Partnership or any of its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation of Consolidated Income Available for Debt Service to the Annual Service Charge.

(c)           In addition to the limitations set forth in subsections (a) and (b) of this Section 1005, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness secured by any Lien of any kind upon any of the property of the Operating Partnership or any of its Subsidiaries (the “Secured Debt”) if, immediately after giving effect to the incurrence of such additional Secured Debt, the aggregate principal amount of all outstanding Secured Debt of the Operating Partnership, and of its Subsidiaries determined at the applicable proportionate interest of the Operating Partnership in each such Subsidiary, is greater than 40% of the Adjusted Total Assets.

Section 1006.         Maintenance of Total Unencumbered Assets.

The Operating Partnership will maintain Total Unencumbered Assets of not less than 150% of the aggregate principal amount of all outstanding Unsecured Debt.

Section 1007.         Maintenance of Properties.

The Operating Partnership will cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Operating Partnership may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Operating Partnership or any Subsidiary from selling or otherwise disposing for value any of its properties in the ordinary course of its business.

Section 1008.         Insurance.

The Operating Partnership will, and will cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with financially sound and reputable insurers.

Section 1009.         Existence.

Subject to Article Eight, the Operating Partnership shall do or cause to be done all things necessary to preserve and keep in full force and effect its partnership existence and that of each Subsidiary and their respective rights (charter and statutory) and franchises; provided, however, that the foregoing shall not obligate the Operating Partnership to preserve any such right or franchise if the Operating Partnership or any Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of its business or the business of such Subsidiary and that the loss thereof is not disadvantageous in any material respect to any Holder.

Section 1010.         Payment of Taxes and Other Claims.

The Operating Partnership will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon them or any Subsidiary or upon the income, profits or property of the Operating Partnership or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Operating Partnership or any Subsidiary; provided, however, that the Operating Partnership shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 1011.         Provision of Financial Information.

(a)           Whether or not SL Green or the Operating Partnership is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, SL Green and the Operating Partnership must, and solely to the extent that SL Green OP is subject to the requirements of Section 13 or 15(d) of the Exchange Act, SL Green OP will, provide the Trustee and holders within 15 days after filing, or in the event no such filing is required, within 15 days after the end of the time periods specified in those sections with all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if SL Green, SL Green OP (if applicable) or the Operating Partnership were required to file such forms;

provided that, the foregoing delivery requirements shall be deemed satisfied if the foregoing materials are available on the Commission’s EDGAR system or on SL Green’s, SL Green OP’s or the Operating Partnership’s web site within the applicable time period.

(b)           In addition, whether or not required by the Commission, SL Green and the Operating Partnership will, and, after the effectiveness of the exchange offer registration statement or shelf registration statement, SL Green OP will, solely to the extent that SL Green OP is subject to the requirements of Section 13 or 15(d) of the Exchange Act, file a copy of all of the information and reports referred to above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations.

(c)           For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144 of the Securities Act, SL Green, SL Green OP and the Operating Partnership will furnish to the holders of the Notes and prospective investors, upon their request, the information to be delivered pursuant to Rule 144A(d)(4) of the Securities Act.

Section 1012.         Waiver of Certain Covenants.

The Operating Partnership or any Co-Obligor, as the case may be, may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1005, 1006, 1007, 1008, 1009, 1010 or 1011 with respect to the Notes if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes, by Act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Operating Partnership and the Co-Obligors and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 1013.         Statement as to Compliance; Notice of Certain Defaults.

(1)           The Operating Partnership and Co-Obligors shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement (which need not be contained in or accompanied by an Officers’ Certificate) signed by the principal executive officer, principal financial officer or principal accounting officer, stating that:

(a)           a review of the activities of the Operating Partnership and Co-Obligors during such year and of its performance under this Indenture has been made under his or her supervision; and

(b)           to the best of his or her knowledge, based on such review, (a) the Operating Partnership and Co-Obligors have complied with all the conditions and covenants imposed on it under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant, specifying each such default known to him or her and the nature and status thereof, and (b) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default, or, if such an event has occurred and is continuing, specifying each such event known to him and the nature and status thereof.

(2)           The Operating Partnership and Co-Obligors shall deliver to the Trustee, within five days after the occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would become an Event of Default pursuant to clause (3) of Section 501.

ARTICLE ELEVEN

REDEMPTION OF NOTES

Section 1101.         Applicability of Article.

Redemption of Notes at the option of the Operating Partnership or any Co-Obligor as permitted or required by the terms of such Notes shall be made in accordance with the terms of such Notes and this Article.

Section 1102.         Election to Redeem; Notice to Trustee.

The election of the Operating Partnership or a Co-Obligor to redeem any Notes shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Operating Partnership or a Co-Obligor of (a) less than all of the Notes or (b) all of the Notes, with the same issue date, interest rate or formula, Stated Maturity and other terms, the Operating Partnership or a Co-Obligor shall, at least 60 days prior to the Redemption Date fixed by the Operating Partnership or a Co-Obligor (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.

Section 1103.         Selection by Trustee of Notes to be Redeemed.

If less than all of the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of Notes not redeemed to less than the minimum denomination for a Notes established herein.

The Trustee shall promptly notify the Operating Partnership and Co-Obligors and the Registrar (if other than itself) in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal of such Notes which has been or is to be redeemed.

Section 1104.         Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 106, not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Notes to be redeemed, to the Holders of Notes to be redeemed. Failure to give notice by mailing in the manner herein provided to the Holder of any Notes designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Notes or portion thereof.

Any notice that is mailed to the Holder of any Notes in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

All notices of redemption shall state:

(1)           the Redemption Date;

(2)           the Redemption Price;

(3)           if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Notes to be redeemed;

(4)           in case the Notes are to be redeemed in part only, the notice which relates to such Notes shall state that on and after the Redemption Date, upon surrender of such Notes, the Holder of such Notes will receive, without charge, new Notes of authorized denominations for the principal amount thereof remaining unredeemed;

(5)           that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Notes or portion thereof to be redeemed, and, if applicable, that Interest thereon shall cease to accrue on and after said date;

(6)           the place or places where such Notes maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and any accrued interest and Additional Amounts pertaining thereto;

(7)           [RESERVED]

(8)           the CUSIP number or the Euroclear or the Cedel reference numbers of such Notes, if any (or any other numbers used by a Depository to identify such Notes).

A notice of redemption published as contemplated by Section 106 need not identify particular Notes to be redeemed.

Notice of redemption of Notes to be redeemed at the election of the Operating Partnership or a Co-Obligor shall be given by the Operating Partnership or a Co-Obligor or, at the Operating Partnership’s or Co-Obligors’ request, by the Trustee in the name and at the expense of the Operating Partnership or such Co-Obligor.

Section 1105.         Deposit of Redemption Price.

On or prior to any Redemption Date, the Operating Partnership or Co-Obligors shall deposit, with respect to the Notes called for redemption pursuant to Section 1104, with the Trustee or with a Paying Agent (or, if the Operating Partnership or either Co-Obligor is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) Dollars in an amount sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any accrued Interest on and Additional Amounts with respect thereto, all such Notes or portions thereof which are to be redeemed on that date.

Section 1106.         Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Operating Partnership or Co-Obligors shall default in the payment of the Redemption Price and accrued Interest) such Notes shall cease to bear Interest. Upon surrender of any such Notes for redemption in accordance with said notice, such Notes shall be paid by the Operating Partnership or Co-Obligors at the Redemption Price, together with any accrued Interest and Additional Amounts to the Redemption Date; provided, however, that, except as otherwise specified in or pursuant to this Indenture or the Notes, installments of Interest on Notes whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 301.

If any Notes called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Note.

Section 1107.         Notes Redeemed in Part.

Any Registered Note which is to be redeemed only in part shall be surrendered at any Office or Agency for such Note (with, if the Operating Partnership, a Co-Obligor or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Operating Partnership and Co-Obligors and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Operating Partnership and Co-Obligors shall execute and the Trustee shall authenticate and deliver to the Holder of such Notes without service charge, a new Notes or Notes, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered. If a Note in global form is so surrendered, the Operating Partnership and Co-Obligors shall execute, and the Trustee shall authenticate and deliver to the Depository or other Depository for such Note in global form as shall be specified in the Order with respect thereto to the Trustee, without service charge, a new Note in global form in a denomination equal to and in exchange for the unredeemed portion of the principal of the Note in global form so surrendered.

ARTICLE TWELVE

[RESERVED]

ARTICLE THIRTEEN

[RESERVED]

ARTICLE FOURTEEN

[RESERVED]

ARTICLE FIFTEEN

MEETINGS OF HOLDERS OF NOTES

Section 1501.         Purposes for Which Meetings May Be Called.

A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided by this Indenture to be made, given or taken by Holders of Notes.

Section 1502.         Call, Notice and Place of Meetings.

(1)           The Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 1501, to be held at such time and at such place in the City of New York, New York. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(2)           In case at any time the Operating Partnership and the Co-Obligors, by or pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Notes shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 1501, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within 21 days after receipt of such request (whichever shall be required pursuant to Section 106) or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Operating Partnership, the Co-Obligors, if applicable, or the Holders of Notes in the amount above specified, as the case may be, may determine the time and the place in the City of New York, New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (1) of this Section.

Section 1503.         Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Notes, a Person shall be (1) a Holder of one or more Outstanding Notes, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Notes shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of the Co-Obligors and their counsel and any representatives of the Operating Partnership and its counsel.

Section 1504.         Quorum; Action.

The Persons entitled to vote a majority in principal amount of the Outstanding Notes shall constitute a quorum for a meeting of Holders of Notes; provided however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Notes, the Persons holding or representing the specified percentage in principal amount of the Outstanding Notes will constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1502(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Notes which shall constitute a quorum.

Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Notes; provided, however, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Notes.

Any resolution passed or decision taken at any meeting of Holders of Notes duly held in accordance with this Section shall be binding on all the Holders of Notes, whether or not such Holders were present or represented at the meeting.

Section 1505.         Determination of Voting Rights; Conduct and Adjournment of Meetings.

(1)           Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 104. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

(2)           The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Operating Partnership or Co-Obligors or by Holders of Notes as provided in Section 1502(2), in which case the Operating Partnership, the Co-Obligors or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting.

(3)           At any meeting, each Holder of Notes or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of Notes or proxy.

(4)                                 Any meeting of Holders of Notes duly called pursuant to Section 1502 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 1506.                      Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1502 and, if applicable, Section 1504. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Operating Partnership and the Co-Obligors, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

* * * * *

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested to, all as of the day and year first above written.

RECKSON OPERATING PARTNERSHIP, L.P., as Issuer

By:	Wyoming Acquisitions GP LLC,
as Sole General Partner

By /s/ Gregory F. Hughes
Name: Gregory F. Hughes
Title: Treasurer

SL GREEN REALTY CORP., as Co-Obligor

By /s/ Gregory F. Hughes
Name: Gregory F. Hughes
Title: Chief Financial Officer

SL GREEN OPERATING PARTNERSHIP, L.P., as Co-Obligor
By: SL Green Realty Corp.,
its general partner

By /s/ Gregory F. Hughes
Name: Gregory F. Hughes
Title: Chief Financial Officer

THE BANK OF NEW YORK MELLON as Trustee

By /s/ Sherma Thomas
Name: Sherma Thomas
Title: Senior Associate

EXHIBIT A

[FACE OF NOTE]

REGISTERED	REGISTERED

NO.	PRINCIPAL AMOUNT

CUSIP NO.	$

RECKSON OPERATING PARTNERSHIP, L.P.

SL GREEN REALTY CORP.

SL GREEN OPERATING PARTNERSHIP

7.75% Senior Note due 2020

Reckson Operating Partnership, L.P., a limited partnership duly organized and existing under the laws of Delaware (the “Issuer” or the “Operating Partnership,” which terms include any successor thereto under the Indenture (as defined on the reverse hereof)), SL Green Realty Corp., a corporation duly organized and existing under the laws of Maryland (“SL Green”), and SL Green Operating Partnership, L.P., a limited partnership organized and existing under the laws of Delaware (“SL Green OP,” and together with SL Green, the “Co-Obligors”) for value received, hereby promise, jointly and severally, to pay to                       , or its registered assigns, the principal amount of $                    , [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto](1), on March 15, 2020 (the “Stated Maturity Date”), unless redeemed on any Redemption Date (as defined on the reverse hereof) in accordance with the provisions set forth on the reverse hereof (the Stated Maturity Date or any Redemption Date is referred to herein as the “Maturity Date” with respect to the principal repayable on such date) and to pay interest on the outstanding principal amount hereof semi-annually in arrears on March 15 and September 15 of each year, commencing on                                  (each, an “Interest Payment Date”), at the rate of 7.75% per annum, until payment of said principal has been made or duly provided for.  Interest on this Note on an Interest Payment Date will accrue from and including the immediately preceding Interest Payment Date to which interest has been paid or duly provided for on this Note [or the Note surrendered in exchange for this Note](2), or from and including [                        ](3) if no interest has been paid or duly provided for, to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be.  Interest on this Note will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Notes are general unsecured obligations of the Operating Partnership and Co-Obligors.  The original principal amount of the Notes is $                          , but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class.

The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Holder in which name this Note (or one or more predecessor Notes) is registered in the Register at the close of business on the “Regular Record Date” for such payment, which shall be the March 1 or September 1, as the case may be, immediately preceding such Interest Payment Date (regardless of whether such day is a Business Day (as defined below)).  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and shall be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent Special Record Date for the payment of such defaulted interest (which shall be not more than 15 days and not less than 10 Business Days prior to the date of

(1) For Global Notes.

(2) Include only for Exchange Note.

(3) For Additional Notes, should be the date of their original issue.

the payment of such defaulted interest) established by notice given by mail by or on behalf of the Operating Partnership and the Co-Obligors to the Holders of the Notes not less than 10 days preceding such subsequent Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

The principal of, and the Make-Whole Amount (as defined on the reverse hereof), if any, with respect to, this Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the office or agency of the Operating Partnership and Co-Obligors maintained for that purpose in The City of New York.  The Operating Partnership and Co-Obligors hereby initially designate the Corporate Trust Office of the Trustee at 101 Barclay Street, Floor 8 West, New York, New York 10286 as the office to be maintained by it where Notes may be presented for payment, registration of transfer or exchange and where notices or demands to or upon the Operating Partnership and Co-Obligors in respect of the Notes or the Indenture may be served.

If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the payment required to be made on such date will, instead, be made on the next Business Day with the same force and effect as if it were made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be. “Business Day” means any day, other than a Saturday, a Sunday or other day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to be closed.

Payments of principal, Make-Whole Amount, if any, and interest in respect of this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts (i) in the case of payments on the Maturity Date, in immediately available funds and (ii) in the case of payments on an Interest Payment Date, at the option of the Operating Partnership and Co-Obligors, by check mailed to the Holder entitled thereto at the applicable address appearing in the Register or by transfer of immediately available funds to an account maintained by the payee with a bank located in the United States of America; provided, however, that so long as Cede & Co. is the Holder of this Note, payments of interest on an Interest Payment Date will be made in immediately available funds.

[The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated               , among the Operating Partnership and Co-Obligors and the Initial Purchasers named therein (the “Registration Rights Agreement”).  The Operating Partnership and Co-Obligors will pay Additional Interest as and when provided for in the Registration Rights Agreement.](4)

Reference is made to the further provisions of this Note set forth on the reverse hereof.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be entitled to the benefits of the Indenture or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by manual signature by the Trustee.

(4) Include only for Initial Note or Initial Additional Note.

IN WITNESS WHEREOF, the Operating Partnership and Co-Obligors have caused this Note to be signed manually or by facsimile by an authorized signatory.

Dated:

RECKSON OPERATING PARTNERSHIP, L.P.

	By:	WYOMING ACQUISITIONS GP LLC,
as General Partner

By:
Name:
Title:

SL GREEN REALTY CORP.

By:
Name:
Title:

SL GREEN OPERATING PARTNERSHIP, L.P.

	By:	SL GREEN REALTY CORP.,
as General Partner

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

RECKSON OPERATING PARTNERSHIP, L.P.

SL GREEN REALTY CORP.

SL GREEN OPERATING PARTNERSHIP

7.75% Senior Note due 2020

This 7.75% Senior Note due 2020 is one of a duly authorized issue of debentures, notes, bonds, or other evidences of indebtedness of the Operating Partnership and Co-Obligors (hereinafter called the “Notes”), all issued or to be issued under and pursuant to an Indenture, dated as of                    (the “Indenture”), duly executed and delivered by the Operating Partnership and Co-Obligors to The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture with respect to the Notes), and reference is hereby made to the Indenture, and all modifications and amendments and indentures supplemental thereto relating to the Notes, for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Operating Partnership and Co-Obligors and the Holders of the Notes and the terms upon which the Notes are authenticated and delivered.

The Operating Partnership and Co-Obligors may redeem this Note, at any time in whole or from time to time in part, at the option of the Operating Partnership and Co-Obligors, at a redemption price equal to the sum of (i) the principal amount being redeemed plus accrued interest thereon to the date fixed for redemption (the “Redemption Date”) and (ii) the Make-Whole Amount, if any, with respect thereto (the “Redemption Price”); provided, however, that any interest installment due on an Interest Payment Date which is on or prior to the Redemption Date will be payable to the Holder hereof (or one or more predecessor Notes) as of the close of business on the Regular Record Date preceding such Interest Payment Date.  If notice has been given as provided in the Indenture and funds for the redemption of this Note or any part thereof called for redemption shall have been made available on the Redemption Date, this Note or such part thereof will cease to bear interest on the Redemption Date referred to in such notice and the only right of the Holder will be to receive payment of the Redemption Price.  Notice of any optional redemption of any Notes will be given to the Holder hereof (in accordance with the provisions of the Indenture), not more than 60 nor less than 30 days prior to the Redemption Date.  The notice of redemption will specify, among other things, the Redemption Price and the principal amount of Notes to be redeemed.  In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Operating Partnership and Co-Obligors in the name of the Holder hereof upon the presentation and surrender hereof.

“Make-Whole Amount” means the excess, if any, of (i) the aggregate present value as of the Redemption Date of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the Redemption Date) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to the Redemption Date over (ii) the aggregate principal amount being redeemed.

“Reinvestment Rate” means 0.50% plus the arithmetic mean of the yields under the heading “Week Ending” published in the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the Redemption Date, of the principal being redeemed.  If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding each of such relevant periods to the nearest month.  For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

“Statistical Release” means the statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded Untied States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index designated by the Operating Partnership and Co-Obligors.

This Note is not subject to repayment at the option of the Holder thereof.  Furthermore, this Note is not entitled to the benefit of, and is not subject to, any sinking fund.

In case an Event of Default with respect to this Note shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become due and payable, in the manner, with the effect, and subject to the conditions, provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Operating Partnership and Co-Obligors and the rights of the Holders of the Notes under the Indenture at any time by the Operating Partnership and Co-Obligors and the Trustee with the consent of the Holders of a majority in the aggregate principal amount of the Notes at the time Outstanding and affected thereby.  Furthermore, provisions in the Indenture permit the Holders of a majority in the aggregate principal amount of the Outstanding Notes, in certain instances, to waive, on behalf of all of the Holders of Notes, certain past defaults under the Indenture and their consequences.  Any such waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange hereof, or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Operating Partnership and Co-Obligors, which is absolute and unconditional, to pay the principal of, and Make-Whole Amount, if any, with respect to, and interest on, this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

This Note is issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.  This Note may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Operating Partnership and Co-Obligors in The City of New York, in the manner and subject to the limitations provided herein and in the Indenture, but without the payment of any charge except for any tax or other governmental charge imposed in connection therewith.

Upon due presentment for registration of transfer of this Note at the office or agency of the Operating Partnership and Co-Obligors in The City of New York, one or more new Notes of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided herein and in the Indenture, but without payment of any charge except for any tax or other governmental charge imposed in connection therewith.

The Operating Partnership and Co-Obligors or the Trustee and any authorized agent of the Operating Partnership and Co-Obligors or the Trustee may deem and treat the Person in whose name this Note is registered as the Holder and absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal of or Make-Whole Amount, if any, with respect to, or subject to the provisions on the face hereof, interest on, this Note and for all other purposes, and none of the Operating Partnership and Co-Obligors, the Trustee or any authorized agent of the Operating Partnership and Co-Obligors or the Trustee shall be affected by any notice to the contrary.

The Indenture and this Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of such State, without giving effect to any conflict of law principles.

Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Indenture.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto                                                           .

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or Typewrite Name and Address
Including Postal Zip Code of Assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of this Note occurring prior to the date which is one year after                and the last date, if any, that this Note (or any predecessor Note) was owned by the Operating Partnership or the Co-Obligors or their affiliates, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐                                    (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification substantially in the form of Exhibit E to the Indenture is being furnished herewith.

☐                                    (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification substantially in the form of Exhibit D to the Indenture is being furnished herewith.

or

☐                                    (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Dated:
By:
Signature Guaranteed(5)

(5) Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

NOTICE: Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

SCHEDULE OF EXCHANGES OF NOTES(6)

The following exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

(6) For Global Notes.

EXHIBIT B

RESTRICTED LEGEND FOR U.S. GLOBAL NOTES OR ACCREDITED INVESTOR NOTES

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH RECKSON OPERATING PARTNERSHIP, L.P., SL GREEN REALTY CORP. AND SL GREEN OPERATING PARTNERSHIP, L.P. (THE “ISSUERS”) OR AN AFFILIATE OF AN ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (I) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (II) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (III) IN AN OFFSHORE TRANSACTION TO A NON-U.S. PERSON IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (IV) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE), OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.  THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ONLY WITH THE CONSENT OF THE ISSUERS.

BY ITS ACQUISITION OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (II) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE OR GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

RESTRICTED LEGEND FOR REGULATION S NOTES

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH RECKSON OPERATING PARTNERSHIP, L.P., SL GREEN REALTY CORP. AND SL GREEN OPERATING PARTNERSHIP, L.P. (THE “ISSUERS”) OR AN AFFILIATE OF AN ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (I) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (II) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL

BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (III) IN AN OFFSHORE TRANSACTION TO A NON-U.S. PERSON IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (IV) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A)(1), (2), (3), OR (7)  UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE), OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE REPRESENTS AND AGREES THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.  THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (II) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE OR GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

EXHIBIT C

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

C-1

EXHIBIT D

Regulation S Certificate

,

The Bank of New York Mellon
101 Barclay Street
Floor 21 West
New York, New York 10286

Re:

Reckson Operating Partnership, L.P., SL Green Realty
Corp. and SL Green Operating Partnership, L.P.
7.75 % Senior Notes due 2020 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
as of March 16, 2010 relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐  A.      This Certificate relates to our proposed transfer of $         principal amount of Notes issued under the Indenture.  We hereby certify as follows:

1.     The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.     Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b)

the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.     Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.     The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.     If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐  B.      This Certificate relates to our proposed exchange of $         principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.  We hereby certify as follows:

1.     At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.     Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.     The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

EXHIBIT E

Rule 144A Certificate

,

The Bank of New York Mellon
101 Barclay Street
Floor 21 West
New York, New York 10286

Re:

Reckson Operating Partnership, L.P , SL Green Realty
Corp. and SL Green Operating Partnership, L.P.
7.75 % Senior Notes due 2020 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
as of March 16, 2010 relating to the Notes

Ladies and Gentlemen:

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐  A.      Our proposed purchase of $         principal amount of Notes issued under the Indenture.

☐  B.      Our proposed exchange of $         principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of                   , 200  , which is a date on or since close of our most recent fiscal year.   We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”).  If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.  Prior to the date of this Certificate we

E-1

have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

E-2

EXHIBIT F

Accredited Investor Certificate

The Bank of New York Mellon
101 Barclay Street
Floor 21 West
New York, New York 10286

Re:

Reckson Operating Partnership, L.P., SL Green Realty
Corp. and SL Green Operating Partnership, L.P.
7.75 % Senior Notes due 2020 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
as of March 16, 2010 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐  A.   Our proposed purchase of $         principal amount of Notes issued under the Indenture.

☐  B.   Our proposed exchange of $         principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm that:

1.        We are an institutional “accredited investor” within the meaning of Rule 501(a)(1)(2)(3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”).

2.        Any acquisition of Notes by us will be for our own account or for the account of one or more other Accredited Investors as to which we exercise sole investment discretion.

3.        We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.        We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.        We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.        The principal amount of Notes to which this Certificate relates is at least equal to $250,000.

We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000 to an institutional “accredited investor” that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee.  Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws.  We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with.  We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

EXHIBIT G

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To:                              The Bank of New York Mellon
101 Barclay Street
Floor 21 West
New York, New York 10286

[Name of DTC Participant]

Re:

Reckson Operating Partnership, L.P., SL Green Realty
Corp. and SL Green Operating Partnership, L.P.
7.75 % Senior Notes due 2020 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
as of March 16, 2010 relating to the Notes

Ladies and Gentlemen:

We are the beneficial owner of $         principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

☐  A.                      We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐  B.                        We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

Date:

[FORM II]

Certificate of Beneficial Ownership

To:	The Bank of New York Mellon 101 Barclay Street Floor 21 West New York, New York 10286

Re:

Reckson Operating Partnership, L.P., SL Green Realty
Corp. and SL Green Operating Partnership, L.P.
7.75 % Senior Notes due 2020 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
as of March 16, 2010 relating to the Notes

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $         principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[Name of DTC Participant]

By:
Name:
Title:
Address:

Date:

EXHIBIT H

THIS NOTE IS A TEMPORARY GLOBAL NOTE.  PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE.

H-1